UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 11, 2011
Date of Report (Date of earliest event reported)

Amtech Systems, Inc.
(Exact name of registrant as specified in its charter)

Arizona	000-11412	86-0411215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

131 S. Clark Drive, Tempe, AZ		85281
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		480 967-5146

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On November 11, 2011, upon the recommendation of the Compensation and Stock Option Committee of the Board of Directors (the “Board”) of Amtech Systems, Inc. (the “Company”), the Board approved annual incentive bonuses for fiscal year 2011 in accordance with the Company's executive compensation bonus plan and strategy. The Board approved a bonus for Jong S. Whang, the Company's Chairman of the Board and Chief Executive Officer, for fiscal year 2011 in the amount of $409,600. The Board approved a bonus for Fokko Pentinga, the Company's President, for fiscal year 2011 in the amount of $357,920. The Board approved a bonus for Bradley C. Anderson, the Company's Executive Vice President-Finance and Chief Financial Officer, for fiscal year 2011 in the amount of $186,560. The Board approved a bonus for Jeong Mo Hwang, the Company's Vice President and Chief Technology Officer since April 20, 2011, for fiscal year 2011 in the prorated amount of $29,898. The Board approved a bonus for Robert T. Hass, the Company's Vice President and Chief Accounting Officer, for fiscal year 2011 in the amount of $65,280.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: November 17, 2011	By: /s/ Robert T. Hass
Name: Robert T. Hass Title: Vice President & Chief Accounting Officer